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                                                                   Exhibit 10.4

                         MOTION PICTURE SALES AGREEMENT


AGREEMENT made this 26th day of March 2001 by and between "REEL FUNDS INTERNATIONAL, INC. DBA REEL MEDIA INTERNATIONAL", having place of business at 4516 Lovers Lane Suite 178, Dallas, TX 75225 ("SELLERS") and "HISPANIC TELEVISION NETWORK, INC." (HTVN) having a place of business at 6125 Airport Freeway, Fort Worth, Texas 76117 ("BUYERS").

The parties hereto agree to the specification, terms and conditions set forth herein and may not be modified without prior mutual written consent for both parties.

     1.  TITLE OF PROGRAMS:
                  220 various public domain Spanish language motion pictures. (List attached)

     2.  FEES:
                  225,000 common shares of HTVN restricted stock.

     3.  TERMS OF PAYMENT:
              a.  Restricted common stock to be issued in two installments.
              b. 125,000 shares to be issued within 30 days of signing of agreement, 100,000 shares to be issued within 30 days of inspection and delivery of approved films to HTVN.

     4.  INSPECTION:
              a. Upon delivery of each Program, BUYER shall have 30 days to screen each program for technical quality, and content approval.
              b. If any films are deemed unacceptable by HTVN, the films will be returned and the amount of stock to be issued will be adjusted on a prorated basis in accordance with the number of films accepted.

     5.  TERMS OF DELIVERY:
              a. Beta SP NTSC broadcast quality videocassette shall be delivered to BUYER or to a designated party as indicated by BUYER.
              b.  BUYER will pay for shipping.

     6.  BROADCAST AREA & TERRITORY:
              a.  Worldwide.

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     7.  ADDITIONAL TERMS:
              a. BUYER has the option to exchange up to 10% of the films for technical or content issues.
              b.  BUYER will own these masters.
              c. BUYER will provide SELLER a BetaSP copy of any film from this agreement at a cost of $100.00 per title. Duplication to be done within 7 days of purchase order. Payment will be made at time of delivery.

     8. SELLER has not done a copyright search on these films and cannot guarantee that films are in the public domain. BUYER assumes that risk. Both BUYER and SELLER agree to not to hold each other responsible against complaints, litigation, or charges of copyright infringement. Both parties agree to notify each other and cease use of films if legal copyright registration is presented by producers.

     9. Both BUYER and SELLER agree to resolve any irresolvable disputes via binding arbitration under the rules and regulations of the American Arbitration Association. This agreement is entered into under the laws of Tarrant County, Texas.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

              LICENSOR                              LICENSEE

     REEL FUNDS INTERNATIONAL, INC.          HISPANIC TELEVISION
     Dba, REEL MEDIA INTERNATIONAL           NETWORK, INC.



By: /s/ Tom T. Moore                         By: /s/ Michael G. Fletcher
        Tom T. Moore                                 Michael G. Fletcher
        President                                    Chief Operating Officer